Exhibit 23.4
Consent of Independent Public Accounting Firm
Ebix, Inc.
Atlanta, GA
     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 4, 2009, relating to the financial statements of E-Z Data, Inc. appearing in Ebix’s current report on Form 8-K/A filed with the Securities and Exchange Commission on February 3, 2010. We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ Krycler, Ervin, Taubman & Walheim, AAC

Krycler, Ervin, Taubman & Walheim, AAC
Sherman Oaks, California
February 17, 2010